WILMER, CUTLER & PICKERING
COUNSEL FOR DEBTORS AND DEBTORS-IN-POSSESSION
WASHINGTON, D.C. 20037-1420
(202) 663-6000

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE:

IRIDIUM LLC
IRIDIUM OPERATING LLC                                     CASE NO. 99-45005-CB
IRIDIUM IP LLC                                            (JOINTLY ADMINISTERED)
IRIDIUM CAPITAL CORPORATION                               CHAPTER 11
IRIDIUM ROAMING LLC
IRIDIUM (POTOMAC) LLC

                           MONTHLY OPERATING STATEMENT

          FOR THE PERIOD SEPTEMBER 14, 1999 THROUGH SEPTEMBER 30, 1999
           AND FOR THE PERIOD OCTOBER 1, 1999 THROUGH OCTOBER 31, 1999

FOR THE PERIOD SEPTEMBER 14, 1999 THROUGH SEPTEMBER 30, 1999:

    DISBURSEMENTS: (IN THOUSANDS)                              $11,169
                                                        --------------
    OPERATING LOSS: (IN THOUSANDS)                             $67,735
                                                        --------------


FOR THE PERIOD OCTOBER 1, 1999 THROUGH OCTOBER 31, 1999:

    DISBURSEMENTS: (IN THOUSANDS)                             $15,439
                                                       --------------
    OPERATING LOSS: (IN THOUSANDS)                           $111,669
                                                       --------------


THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS

THE UNDERSIGNED, HAVING REVIEWED THE ATTACHED AND BEING FAMILIAR WITH THE DEBTORS' FINANCIAL AFFAIRS, VERIFIES UNDER THE PENALTY OF THE PERJURY, THAT THE INFORMATION CONTAINED THEREIN IS COMPLETE, ACCURATE AND TRUTHFUL TO THE BEST OF MY KNOWLEDGE.

DATE: NOVEMBER 29, 1999                        /s/  DAVID R. GIBSON
                                              ---------------------------------
                                              DAVID R. GIBSON,
                                              CHIEF FINANCIAL OFFICER

INDICATE IF THIS IS AN AMENDED STATEMENT BY CHECKING HERE:

                                          AMENDED STATEMENT ________

HEADNOTE

These unaudited consolidated financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These consolidated financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") has not been applied, and certain other disclosures required under GAAP have been omitted. The Company expects that, upon application of SFAS 121, the carrying amount of its long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. In the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying consolidated financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

                                   IRIDIUM LLC
                             (DEBTOR-IN-POSSESSION)
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                              9/30/99            10/31/99
                                                             ---------          ----------
ASSETS
Current assets:
    Cash and cash equivalents                              $   208,185        $   195,441
    Accounts receivable, net of allowance                        1,882              2,957
    Due from Affiliates, net of allowance                        2,061                994
    Prepaid expenses and other current assets                   22,788             20,399
                                                           -----------        -----------
        Total current assets                                   234,916            219,791
Property and equipment, net                                  3,151,444          3,105,243
Other assets                                                    21,807             20,431
                                                           -----------        -----------
        Total assets                                       $ 3,408,167        $ 3,345,465
                                                           ===========        ===========

LIABILITIES AND MEMBERS' DEFICIT
Liabilities not subject to compromise
Current liabilities:
    Accounts payable and accrued expenses                  $    13,797        $    15,000
    Due to Member                                               72,511            118,240
    Due to Affiliates                                              696              1,348
    Senior Secured Bank Facility                               800,000            800,000
                                                           -----------        -----------
        Total current liabilities                              887,004            934,588
Deferred liabilities                                            56,590             58,247
Liabilities subject to compromise
    Guaranteed bank facility                                   740,000            740,000
    Senior Notes A, B, C and D                               1,450,000          1,450,000
    Senior Subordinated Notes                                  377,060            377,060
    Due to Member                                              568,801            568,896
    Due to Affiliates                                              316                410
    Pre-petition interest payable                              106,751            106,751
    Pre-petition accounts payable - trade                       12,557             12,819
    Pre-petition accrued liabilities                             4,211              3,486
                                                           -----------        -----------
                                                             3,259,696          3,259,422
                                                           -----------        -----------
        Total Liabilities                                    4,203,290          4,252,257
                                                           -----------        -----------

Members' Deficit
    Class 2 Interests                                           50,258             50,258
    Class 1 Interests                                        2,352,821          2,352,821
    Adjustment for minimum pension liability                    (1,812)            (1,812)
    Deficit accumulated during the development stage        (3,196,390)        (3,308,059)
                                                           -----------        -----------
        Total members' deficit                                (795,123)          (906,792)
                                                           -----------        -----------
        Total liabilities and members' deficit             $ 3,408,167        $ 3,345,465
                                                           ===========        ===========


    The accompanying notes are an integral part of the financial statements.

HEADNOTE

These unaudited consolidated financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These consolidated financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") has not been applied, and certain other disclosures required under GAAP have been omitted. The Company expects that, upon application of SFAS 121, the carrying amount of its long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. In the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying consolidated financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

                                   IRIDIUM LLC
                             (DEBTOR-IN-POSSESSION)
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                    UNAUDITED CONSOLIDATED STATEMENT OF LOSS
                                 (IN THOUSANDS)

                                                                                 PERIOD FROM                    PERIOD FROM
                                                                              SEPTEMBER 14, 1999              OCTOBER 1, 1999
                                                                              THROUGH SEPTEMBER               THROUGH OCTOBER
                                                                                   30, 1999                       31, 1999
                                                                              ------------------              ----------------
Revenue                                                                           $     591                      $   1,225

Costs and expenses:
   Sales, general and administrative                                                  9,908                         10,841
   Pension expense adjustment                                                          (380)                        (1,770)
   Operations and maintenance expense                                                14,285                         25,209
   Depreciation and amortization                                                     39,147                         69,298
   Interest expense, net                                                              3,567                          7,519
                                                                                  ---------                      ---------
                                                                                     66,527                        111,097
                                                                                  ---------                      ---------

Loss before reorganization items                                                     65,936                        109,872
                                                                                  ---------                      ---------

Reorganization expense items:
   Professional fees                                                                  1,104                          2,847
   Workforce reduction costs                                                          1,140                            (19)
   Interest earned on accumulated cash resulting from Chapter 11 proceeding            (445)                        (1,031)
                                                                                  ---------                      ---------
                                                                                      1,799                          1,797
                                                                                  ---------                      ---------

Net Loss                                                                          $  67,735                      $ 111,669
                                                                                  =========                      =========


    The accompanying notes are an integral part of the financial statements.

HEADNOTE

These unaudited consolidated financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These consolidated financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") has not been applied, and certain other disclosures required under GAAP have been omitted. The Company expects that, upon application of SFAS 121, the carrying amount of its long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. In the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying consolidated financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

                                   IRIDIUM LLC
                             (DEBTOR-IN-POSSESSION)
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                             PERIOD FROM
                                                                            SEPTEMBER 14,                    PERIOD FROM
                                                                             1999 THROUGH                   OCTOBER 1, 1999
                                                                            SEPTEMBER 30,                   THROUGH OCTOBER
                                                                                 1999                           31, 1999
                                                                            --------------                  ----------------
Cash flows from operating activities:
    Net loss before reorganization items                                      $ (65,936)                        $(109,872)
    Adjustments to reconcile net loss before reorganization
      items to net cash used:
        Depreciation and amortization                                            39,147                            69,298
        Amortization of financing costs                                             740                             1,306
        Changes in assets and liabilities:
           Decrease (Increase) in accounts receivable                               131                            (1,075)
           Decrease in prepaid expenses and other current assets                  1,304                             2,389
           (Increase) Decrease in due to/from affiliates                           (514)                            1,813
           Decrease in other assets                                                  52                                41
           Increase in accounts payable and accrued expenses                     12,000                            21,037
           Increase in other liabilities                                          2,139                             1,657
                                                                              ---------                         ---------
                                                                                (10,937)                          (13,406)
                                                                              ---------                         ---------

    Net loss from reorganization items                                           (1,799)                           (1,797)
    Adjustments to reconcile net loss from reorganization
      items to net cash used:
        Changes in assets and liabilities:
           Increase in accounts payable and accrued expenses                      2,244                             2,527
                                                                              ---------                         ---------
                                                                                    445                               730
                                                                              ---------                         ---------
        Net cash used in operating activities                                   (10,491)                          (12,676)
                                                                              ---------                         ---------

Cash flows from investing activities:
    Purchases of property and equipment                                              (3)                              (68)
                                                                              ---------                         ---------
        Net cash used in investing activities                                        (3)                              (68)
                                                                              ---------                         ---------

Cash flows from financing activities:
    Reorganization items                                                              -                                 -
                                                                              ---------                         ---------
        Net cash provided by financing activities                                     -                                 -
                                                                              ---------                         ---------

Increase (decrease) in cash and cash equivalents                                (10,494)                          (12,744)
Cash and cash equivalents, beginning of period                                  218,680                           208,185
                                                                              ---------                         ---------
Cash and cash equivalents, end of period                                      $ 208,186                         $ 195,441
                                                                              =========                         =========

Supplemental disclosures of cash flow information:
    Interest paid                                                                 6,312                             6,318
    Cash paid for reorganization items:
        Professional fees                                                             -                               301
        Interest earned on accumulated cash resulting from
          Chapter 11 proceeding                                                    (445)                           (1,031)
                                                                              ---------                         ---------
                                                                                   (445)                             (730)
                                                                              =========                         =========



    The accompanying notes are an integral part of the financial statements.

            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION AND BUSINESS

Iridium LLC (the "Parent" or the "Company") and its subsidiaries have completed their efforts to develop and deploy a global wireless personal communication system (the "Iridium System"). Iridium commenced commercial satellite phone service on November 1, 1998 and commercial satellite paging service on November 15, 1998. The Parent's transition from a development stage limited liability company to an operating limited liability company has been adversely affected by various factors, including much slower than expected subscriber growth. As a result of these factors, on August 13, 1999, bankruptcy petitions were filed with respect to the Parent and certain of their affiliates. See Note 3 for a description of the bankruptcy proceedings.

2.      BASIS OF PRESENTATION

The unaudited consolidated financial statements include the accounts of the Parent and its wholly-owned subsidiaries, Iridium Operating LLC ("Iridium"), Iridium Geolink LLC, Iridium Promotions Inc. and Iridium Aero Acquisition Sub, Inc. and Iridium's wholly-owned subsidiaries, Iridium Capital Corporation, Iridium Roaming LLC, Iridium IP LLC, Iridium (Potomac) LLC, Iridium Facilities Corporation and Iridium Canada Facilities, Inc. All significant intercompany transactions have been eliminated.

These unaudited consolidated financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These consolidated financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") has not been applied, and certain other disclosures required under GAAP have been omitted.

SFAS 121 requires the Company to evaluate the recoverability of its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may be impaired. If considered impaired, SFAS 121 requires that the long-lived assets be written down to fair value. The Company's long-lived assets are comprised of the Iridium Space System and related assets. The Company expects that, upon application of SFAS 121, the carrying amount of its long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. The accompanying unaudited consolidated financial statements also omit certain disclosures required under GAAP, including inception-to-date financial information for development stage enterprises and earnings (loss) per membership interest data.

With the exceptions described above, in the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying unaudited consolidated financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments to certain other accounts as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

In connection with the bankruptcy proceedings the Company has adopted AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires entities in bankruptcy to present their pre-petition liabilities on the basis of the expected amount of allowed claims in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies".

3.      BANKRUPTCY PETITION

On August 13, 1999 (the "Petition Date"), certain creditors of Iridium and Iridium Capital Corporation. filed involuntary bankruptcy petitions against them in the United States Bankruptcy Court for the Southern District of New York (the "Court"). Also, on August 13, 1999, the Parent, Iridium, Iridium Capital Corporation and Iridium World Communications Ltd. ("IWCL"), a member of the Parent, filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware. On August 16, 1999, the Court entered an agreed order, which, among other things stayed the Delaware petitions. On September 13, 1999 (the "Conversion Date"), the Court entered an order granting the Parent, Iridium, IWCL (which estate is being separately administered) and Iridium Capital Corporation relief under Chapter 11 of the US Bankruptcy Code. Additionally, on the Conversion Date, three additional Iridium subsidiaries, Iridium IP LLC, Iridium (Potomac) LLC and Iridium Roaming LLC (together and collectively with the other companies the "Debtors") filed voluntary petitions under Chapter 11 relief.

Effective September 13, 1999, the Court entered an order which authorized the Debtors to maintain their current bank accounts and cash management system. Under the current cash management system, bank accounts are maintained and all expenses are paid by the Parent and Iridium. The Debtors are currently operating in accordance with a cash collateral order effective until December 15, 1999.

In Chapter 11 bankruptcy proceedings, certain claims in existence prior to the order of relief, including pending litigation against the Company are stayed while the Company continues its business operations as a debtor-in-possession. These claims are reflected in the balance sheets as "Liabilities Subject to Compromise". Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors received approval from the Bankruptcy Court, effective September 13, 1999, to pay certain of its pre-petition and pre-conversion obligations, including employee wages and related taxes and gap period claims (those claims incurred between the Debtors' Petition Date and the Conversion Date).

Substantially all liabilities of Parent as of the Petition Date are subject to compromise or other treatment under a plan of reorganization that must be confirmed by the Bankruptcy Court after a vote of impaired claimants. There are various claimants that may be affected by a plan of reorganization, including,
(1) the lenders under Iridium's $800 million secured credit facility, (2) the lenders under Iridium's $750 million credit facility guaranteed by Motorola, Inc.,(see Note 6) (3) the holders of Iridium's $1.45 billion of senior notes,
(4) various strategic investors with approximately $945 million of outstanding indebtedness, (5) vendors and trade creditors, and (6) equity interests of the Parent.

The ultimate effects of the Chapter 11 bankruptcy proceedings on each of the various constituencies will depend on a variety of factors, including, without limitation, the specific terms of a confirmed plan of reorganization and the relative rank of each claim among the priorities established by the U. S. Bankruptcy Code. In addition, there can be no assurance that the Debtors will successfully reorganize under the Chapter 11 proceeding. Accordingly, the ultimate effects on various claimants are not currently determinable.

4.      USE OF ESTIMATES

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

5.      LIABILITIES SUBJECT TO COMPROMISE

Obligations classified in the September 30, and October 31, 1999 balance sheets as liabilities subject to compromise are those obligations that were incurred prior to the Petition Date. The ultimate disposition of such liabilities is not currently determinable.

6.      SUBSEQUENT EVENT

On November 15, 1999, Motorola paid the banks approximately $743 million to satisfy all of its guarantee obligations under the Parent's Guaranteed Bank Facility. Pursuant to the Motorola Memorandum of Understanding between Motorola and the Parent, the Parent is obligated to compensate Motorola for this payment to the banks. Any such obligation to Motorola for the payment thereof is subject to compromise under the Chapter 11 proceedings.

                                   Iridium LLC
                             (Debtor-in-Possession)
                             Schedule of Taxes Paid
         For the period from September 14, 1999 through October 31, 1999

                                             Pay Period           Amount
                                             ----------           ------
Gross Wages and Salaries paid                15-Sep-99              $ 1,913,575 Paid 9/13 - date bank debited account
                                             30-Sep-99              $ 1,765,014 Paid 9/28 - date bank debited account
                                             15-Oct-99              $ 1,620,597 Paid 10/13 - date bank debited account
                                             31-Oct-99              $ 1,508,761 Paid 10/27 - date bank debited account
                                                           =====================
                                                                    $ 6,807,947
                                                           =====================

                                                          Payroll             Employer
                                      Pay Period       Withholding          Contribution            Amount      Date Paid
                                      ----------       -----------          ------------            ------      ---------

Payroll Taxes:

    Federal Withholding               15-Sep-99          $ 378,904            $       -          $   378,904    15-Sep-99
    Federal Withholding               30-Sep-99          $ 341,467            $       -          $   341,467    30-Sep-99
    Federal Withholding               15-Oct-99          $ 313,392            $       -          $   313,392    15-Oct-99
    Federal Withholding               31-Oct-99          $ 294,600            $       -          $   294,600    31-Oct-99

    State Withholding                 15-Sep-99          $ 112,980            $       -          $   112,980    15-Sep-99
    State Withholding                 30-Sep-99          $ 101,841            $       -          $   101,841    30-Sep-99
    State Withholding                 15-Oct-99          $  89,969            $       -          $    89,969    15-Oct-99
    State Withholding                 31-Oct-99          $  86,607            $       -          $    86,607    31-Oct-99

    FICA and Medicare                 15-Sep-99          $  77,345            $  77,345          $   154,690    15-Sep-99
    FICA and Medicare                 30-Sep-99          $  69,223            $  69,223          $   138,446    30-Sep-99
    FICA and Medicare                 15-Oct-99          $  62,428            $  62,428          $   124,856    15-Oct-99
    FICA and Medicare                 31-Oct-99          $  54,817            $  54,817          $   109,634    31-Oct-99

    Federal Unemployment Taxes        15-Sep-99          $       -            $     293          $       293    15-Sep-99
    Federal Unemployment Taxes        30-Sep-99          $       -            $     216          $       216    30-Sep-99
    Federal Unemployment Taxes        15-Oct-99          $       -            $      (5)         $        (5)   15-Oct-99
    Federal Unemployment Taxes        31-Oct-99          $       -            $     147          $       147    31-Oct-99

    State Unemployment Taxes          15-Sep-99          $       -            $     984          $       984    15-Sep-99
    State Unemployment Taxes          30-Sep-99          $       -            $     929          $       929    30-Sep-99
    State Unemployment Taxes          15-Oct-99          $       -            $     285          $       285    15-Oct-99
    State Unemployment Taxes          31-Oct-99          $       -            $     529          $       529    31-Oct-99
                                                       -----------------------------------------------------
                                                         $  1,983,573         $ 266,377          $ 2,249,950
                                                       =====================================================

                                               Period
                                              Covered            Accrued      Date Paid
                                              -------            -------      ---------
Sales, Use and Excise Taxes:
    Use Taxes paid - District of Columbia   9/14 - 9/30          $ 1,435      08-Oct-99
    Use Taxes paid - District of Columbia  10/01 - 10/31         $ 5,764      12-Nov-99
    Use Taxes paid - Virginia               9/14 - 9/30          $ 2,099      09-Oct-99
    Use Taxes paid - Virginia              10/01 - 10/31         $     -
    Use Taxes paid - Arizona                9/14 - 9/30          $     -
    Use Taxes paid - Arizona               10/01 - 10/31         $     -

Property Taxes:
    District of Columbia                                         $79,970     Due 7/31/2000
    Virginia                                                     $71,138     Due 9/30/2000
    Arizona                                                      $13,000     Due 12/6/1999

                                   IRIDIUM LLC
                             (DEBTOR-IN-POSSESSION)
                           CASE NUMBER 99-450005(CB)
                                   INSURANCE

I, David R. Gibson, Chief Financial Officer of Iridium LLC, the debtor and debtor-in-possession, verify to the best of my knowledge that all insurance policies are fully paid for the current period, and that amounts for workers compensation and disability insurance have been paid.

                                                  /s/ DAVID R. GIBSON
                                                  ----------------------------
                                                  David R. Gibson
                                                  Chief Financial Officer


Date: November 29, 1999